Exhibit 16.1


November 7, 2005

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549



Commissioners:

We were previously the independent registered public accounting firm for ProFutures Diversified Fund, L.P. (the "Fund") and, under date of March 24, 2005, we reported on the financial statements of the Fund as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002. On November 1, 2005, we were dismissed as the independent registered public accounting firm by the Board of Directors of ProFutures, Inc., General Partner of the Fund. We have read the Fund's statements included under Item 4 of its Form 8-K dated November 7, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the statements contained in Item 4.01(b).

                                  Very Truly Yours,


                                  /s/ Arthur F. Bell, Jr. & Associates, L.L.C.
                                  --------------------------------------------

                                  Arthur F. Bell, Jr. & Associates, L.L.C.